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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of ACT Teleconferencing, Inc. pertaining to the ACT Teleconferencing, Inc. Employee Stock Purchase Plan of 1998 (as amended) and Stock Option Plan of 2000 (as amended) of our report dated February 16, 2001 except Note 13, as to which the date is February 28, 2001, with respect to the consolidated financial statements and schedules of ACT Teleconferencing, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP

Denver, Colorado
November 29, 2001